EXHIBIT 23.1  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115672, 333-45249 and 333-45251) and on Form S-3 (No. 333-114730) of Getty Realty Corp. of our report dated June 14, 2007 relating to the combined statement of revenues and certain expenses of the Trustreet Portfolio, which appears in this Current Report on Form 8/K-A of Getty Realty Corp. dated June 14, 2007.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 14, 2007